Exhibit 99.1

Harrington West Announces December 2006 Quarter and Full Year 2006 Earnings and
            Declares a Regular Cash Dividend Per Share of 12.5 Cents

    SOLVANG, Calif.--(BUSINESS WIRE)--Jan. 25, 2007--Harrington West Financial Group, Inc. (Nasdaq: HWFG) today announced that it earned $2.0 million or 35 cents per share on a fully diluted basis in the December 2006 quarter and $8.2 million or $1.48 per diluted share for the full year of 2006. These results compare to the $2.1 million or 36 cents per diluted share recorded in the December 2005 quarter and the $8.3 million or $1.48 per diluted share for the full year of 2005. Return on average equity was 12.9% in 2006 compared to 14.6% in 2005. Book value per share was $12.40 at December 31, 2006, rising 12.1% from $11.06 at December 2005, due to the additional mark-to-market gains on LIBOR swap hedges net of available for sale investments, which are recorded in the equity account. The Board of Directors today declared a regular quarterly dividend per share of 12.5 cents payable on February 15, 2007 to holders of record on February 5, 2007. The repurchase program of up to 200,000 shares announced on May 3, 2005 remains in effect. No HWFG shares have been repurchased under this program.

    HWFG's net earnings have been affected by the strategic decision to reduce the investment securities portfolio in 2006 by $77.6 million to a $309.8 million balance at December 31, 2006 and to allow all of HWFG's $129.0 million of total return mortgage and asset backed swaps to mature in 2006. This reduction of earning investment assets was undertaken for two reasons: (1) the net margins on these investments had tightened to the extent that holding them did not present a favorable risk return tradeoff, and (2) the reduction of these investments allowed HWFG to substantially grow its diversified net loan portfolio by $84.1 million or 12.5% in 2006 to $757.0 million, thus deploying its equity capital in the community banking franchise. The reduction in the net interest income from investments and the positive carry on total return swaps was substantially offset by the net interest income from the loan growth, resulting in nominal growth in net interest income from 2005 to 2006. HWFG anticipates that incremental net interest income from loan growth will exceed any reduction in net interest income from the further reduction of investments in 2007 if investment spreads remain tight. HWFG is focused on further building a diversified loan portfolio, low and non-costing deposits, and Harrington Wealth Management (HWM) and other banking fees.

    The highlights of the 2006 year and the December 2006 quarter are as follows:

    1. Net loan growth was $84.1 million or 12.5% in 2006 and $13.7 million or 1.8% in the December 2006 quarter, resulting in an ending net loan balance of $757.0 million at December 31, 2006.

    2. Deposit growth was $63.6 million or 9.5% in 2006 and $24.3 million or 3.4% in the December 2006 quarter, resulting in an ending deposit balance of $732.8 million at December 31, 2006.

    3. Non-interest bearing deposits grew 10.1% in 2006 from $49.9 million at December 31, 2005 to $55.0 million at December 31, 2006. On an average balance basis, these deposits grew 17.0% to $48.7 in 2006 from $41.6 in 2005.

    4. HWM assets under management grew 22.5% in 2006 to $175.3 million and trust fee income grew 17.1% to $848 thousand from $724 thousand in 2005. HWM reached profitability in 2006.

    Financial Performance Analysis

    HWFG seeks to grow a diversified loan portfolio and deposits at high single to low double-digit rates through its controlled expansion of banking operations in the markets of the Central Coast of California, the Phoenix, Arizona metro, and the Kansas City metro. HWFG also endeavors to maintain banking related risks (credit, interest rate, operational) at a relatively low level. HWFG also seeks to grow its HWM and other banking fees at double-digit rates. With the controlled growth of operating expenses, HWFG can then improve franchise value and core earnings performance.

    In 2006, with the reduction of investment assets and the offsetting growth in loans, net interest margin was 2.84% compared to 2.83% in 2005. Although the asset mix change contributed favorably to net interest margin, deposit cost pressure (spread to LIBOR rates) and some lag in the re-pricing of loans and securities (COFI, lagging prime, one year adjustables) caused the net interest margin to be relatively unchanged. In the December 2006 quarter, the net interest margin was stable at 2.81% compared to the December 2005 quarter, but down by 7 basis points from the September 2006 quarter. The reduction in the linked quarters was due to the maturity of the remaining CMBS total return swaps, loan portfolio growth closing near quarter-end, and some year-end pricing pressure on deposit and borrowing costs. Net interest income was $30.8 million in 2006 compared to $30.2 million in 2005 and was $7.6 million in December 2006 quarter, compared to $7.6 million in the December 2005 quarter.

    Banking fee and other income was $4.1 million in 2006 versus $3.9 million in 2005, a 3.5% increase. For the December 2006 quarter, banking fee and other income was $1.0 million compared to $931 thousand and $957 thousand in the September 2006 and December 2005 quarters, respectively. HWM fees, deposit related fees, and other retail banking fees demonstrated strong growth in 2006, while prepayment penalty fees were down $583 thousand in 2006 from 2005, as refinancing activity waned. A summary of banking fee and other income is shown in the following table:



                             Banking Fee & Other Income
                               (Dollars in thousands)

               December December           December December
                 2006     2005       %       2006     2005       %
               Quarter  Quarter   Change     YTD      YTD     Change
----------------------------------------------------------------------
Banking Fee
 Type
Mortgage
 Brokerage Fee,
 Prepayment
 Penalties &
 Other Loan
 Fees             $276     $270       2.2%    $826   $1,310     -36.9%
Deposit, Other
 Retail Banking
 Fees & Other
 Fee Income        363      325      11.7%   1,666    1,293      28.8%
Harrington
 Wealth
 Management
 Fees              230      188      22.3%     848      724      17.1%
BOLI Income,
 net               178      174       2.3%     745      621      20.0%
               -------- -------- --------- -------- -------- ---------
Total Banking
 Fee & Other
 Income         $1,047     $957       9.4%  $4,085   $3,948       3.5%
               ======== ========           ======== ========


    As HWFG reduced the investment and total rate of return swap portfolio in 2006, it realized net gains from sales and expiring total rate of return swaps of $411 thousand in 2006 compared to $936 thousand in 2005. These gains emanate from the purchase of securities and total rate of return swaps at relatively wide spread to LIBOR based benchmarks, and as the spreads tighten, gains are realized.

    Operating expenses were controlled in 2006, in light of the expansion of banking operations in the year and the expensing of stock options. Operating expenses were $22.2 million in 2006 compared to $21.1 million in 2005, a 5.1% increase, including the opening and ongoing expenses for a new Harrington banking office in the Kansas City metro, and $447 thousand of stock option expense not incurred in 2005 due to implementing FAS 123R in 2006. For the December 2006 quarter, operating expenses were $5.7 million compared to $5.3 million in the quarter a year ago, or a 6.1% increase.

    HWFG's combined tax rate was 34.1% in 2006 and 32.2% in the December 2006 quarter. HWFG benefited from a favorable tax ruling from the Franchise Tax Board of California, confirming the apportionment of income to states in which HWFG does business and from higher income being reported in states with lower tax rates, a benefit of HWFG's multiple market strategy. Tax exempt income from bank-owned life insurance and tax advantaged loans also helped lower HWFG's combined tax rate. In 2007, the combined tax rate is expected to normalize to approximately 37%.

    Community Banking Update

    HWFG achieved loan and deposit growth in line with its goals for 2006. Further diversification of the loan portfolio was evident in business and construction loans, and HWFG increased the level of non-costing deposits in a very competitive deposit gathering environment. The mix and growth of the loan portfolio is shown in the following chart:



                                 HWFG Net Loan Growth and Mix
                                     (Dollars in millions)

                          December 31,   September 30,  December 31,
                               2006           2006           2005
------------------------ --------------- -------------- --------------
                                   % of           % of           % of
Loan Type                   Total  Total   Total  Total   Total  Total

Commercial Real Estate    $264.9   34.6% $260.5   34.7% $253.2   37.2%
Multi-family Real Estate    79.9   10.4%   78.7   10.5%   80.9   11.9%
Construction (1)           112.6   14.7%  106.9   14.2%   70.9   10.4%
Single-family Real
 Estate                    106.7   13.9%  115.1   15.3%  115.9   17.0%
Commercial and
 Industrial Loans          119.1   15.6%  112.1   14.9%   96.5   14.2%
Land Acquisition and
 Development                54.7    7.1%   50.5    6.7%   36.1    5.3%
Consumer Loans              25.3    3.3%   25.7    3.4%   26.7    3.9%
Other Loans (2)              2.2    0.4%    2.2    0.3%    1.3    0.1%
                         -------- ------ -------------- ------- ------
   Total Gross Loans      $765.4  100.0% $751.7  100.0% $681.5  100.0%
Allowance for loan loss     (5.9)          (5.9)          (5.7)
Deferred fees               (2.1)          (2.1)          (2.5)
Discounts/Premiums          (0.4)          (0.4)          (0.4)
                         --------        -------        -------
Net Loans Receivable      $757.0         $743.3         $672.9
                         ========        =======        =======

(1) Includes loans collateralized by residential, commercial and land properties.
(2) Includes loans collateralized by deposits and consumer line of credit loans.


    HWFG's asset quality remained favorable with $98 thousand in non-performing loans at December 31, 2006 compared to $101 thousand and none at September 30, 2006 and December 31, 2005, respectively. HWFG recognized a provision for loan losses of $75 thousand in the December 2006 quarter and $565 thousand in 2006 to reflect the growth and mix of loans in its portfolio. HWFG completed the sale of its real estate owned on October 24, 2006 for approximately the net book value of $1.1 million, resulting in a nominal loss of $8 thousand at closing.

    HWFG continued to grow deposits at a high single-digit pace in 2006 and core non-costing deposits at a double-digit annual rate. With the steady rise in market interest rates and competition for insured deposits, the spreads on certificates of deposits did increase to LIBOR rates, somewhat affecting margins.

    In 2006, HWFG opened its third Harrington banking office in the Kansas City metro and its 16th in all markets. The Company has plans to open three more banking offices in the Phoenix metro through 2008 to bring the offices in this market to five. An office in Surprise, Arizona in the Northeast Valley is scheduled to commence construction in March 2007 and be completed in the fall of 2007. A parcel in Gilbert, Arizona in the Southeast Valley was acquired in December 2006, and a banking office is expected to be completed thereon in mid 2008. A banking office in North Phoenix in the Deer Valley Airpark will likely be completed near the end of 2008 or early 2009.

    Closing Comments

    In commenting on the results for the December 2006 quarter, Craig
J. Cerny, Chairman and CEO of HWFG stated: "2006 can be characterized as a year in which HWFG made steady progress in growing its core franchise with 12.5% loan growth, 9.5% deposit growth, and 17.1% HWM fee growth. Although our net earnings performance did not reflect this growth in the core franchise due to the substantial reduction of earning investment assets and total rate of return swaps, we believe it was prudent to reduce these assets in the tight spread environment and to conserve equity capital for growth in the banking franchise. In 2007, we are fully focused on our strategies to substantially grow low and non-costing deposits, maintain our strong loan growth, further increase banking fee and other income, while we seek to control operating costs. We firmly believe these steps will lead to improved core earnings and franchise value."

    Harrington West Financial Group, Inc. is a $1.2 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $175.3 million in assets under management or custody.

    This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company's beliefs and expectations concerning future operating results and (v) other factors referenced in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



Consolidated Financial Data - Harrington West Financial Group, Inc.
(unaudited)

                             Quarter ended           Year-to-date

(In thousands, except     Dec. 31,   Dec. 31,    Dec. 31,   Dec. 31,
 per share data)             2006       2005        2006       2005
------------------------ ---------------------- ----------------------

Interest income             $19,250    $16,738     $74,095    $62,056
Interest expense             11,700      9,186      43,341     31,898
                         ---------------------- ----------------------
Net interest income           7,550      7,552      30,754     30,158
Provision for loan
 losses                          75         85         565        435
                         ---------------------- ----------------------
Net interest income
 after provision for
 loan losses                  7,475      7,467      30,189     29,723
Non-interest income:
 Gain/loss on sale of
  AFS                             -        150        (613)       933
 Income (loss) from
  trading assets                 42        (86)      1,024          3
 Other gain (loss)              (11)        (2)        (39)       (15)
 Banking fee & other
  income                      1,047        957       4,085      3,948
                         ---------------------- ----------------------
 Non-interest income          1,078      1,019       4,457      4,869
Non-interest expense          5,674      5,349      22,160     21,076
                         ---------------------- ----------------------
Income before income
 taxes                        2,879      3,137      12,486     13,516
Provision for income
 taxes                          926      1,085       4,258      5,180
                         ---------------------- ----------------------
Net income                   $1,953     $2,052      $8,228     $8,336
                         ====================== ======================

                             Quarter ended           Year-to-date
                          Dec. 31,   Dec. 31,    Dec. 31,   Dec. 31,
                             2006       2005        2006       2005
                         ---------------------- ----------------------
Per share:
Net income - basic            $0.36      $0.38       $1.51      $1.56
Net income - diluted          $0.35      $0.36       $1.48      $1.48
Weighted average shares
 used in Basic EPS
 calculation              5,458,397  5,373,936   5,441,075  5,347,757
Weighted average shares
 used in Diluted EPS
 calculation              5,614,468  5,642,716   5,572,664  5,620,556
Cash dividends                $0.13      $0.13       $0.50      $0.49
Book value at period-end     $12.40     $11.06      $12.40     $11.06
Tangible Book Value at
 period end                  $11.22      $9.82      $11.22      $9.82
Ending shares             5,460,393  5,384,843   5,460,393  5,384,843

Financial ratios
Return on average assets       0.68%      0.72%       0.72%      0.75%
Return on average equity      11.66%     13.76%      12.85%     14.61%
Average equity to
 average assets
 (leverage ratio)              5.81%      5.23%       5.62%      5.14%
Net interest margin            2.81%      2.81%       2.84%      2.83%
Efficiency ratio              66.00%     62.86%      63.61%     61.80%

Period averages
Total assets             $1,143,344 $1,132,138  $1,139,400 $1,109,895
Securities and trading
 assets                    $317,809   $400,823    $347,917   $408,753
Total loans, net of
 allowance                 $748,376   $659,093    $715,520   $636,490
Total earning assets     $1,092,419 $1,086,463  $1,090,084 $1,071,082
Total deposits             $713,173   $672,020    $696,670   $636,695
Total equity                $66,457    $59,181     $64,027    $57,076




Consolidated Financial Data - Harrington West Financial Group, Inc.
(unaudited)

                                    Quarter Ended
               -------------------------------------------------------
(In thousands,
 except per
 share data)    Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,   Dec. 31,
                  2006       2006       2006       2006       2005
----------------------------------------------------------------------

Interest income   $19,250    $18,978    $18,207    $17,664    $16,738
Interest
 expense           11,700     11,275     10,510      9,858      9,186
               -------------------------------------------------------
Net interest
 income             7,550      7,703      7,697      7,806      7,552
Provision for
 loan losses           75        200        150        140         85
               -------------------------------------------------------
Net interest
 income after
 provision for
 loan losses        7,475      7,503      7,547      7,666      7,467
Non-interest
 income:
 Gain/loss on
  sale of AFS           -          -       (147)      (466)       150
 Income (loss)
  from trading
  assets               42        150        113        721        (86)
 Other gain
  (loss)              (11)       (26)         2         (4)        (2)
 Banking fee &
  other income      1,047        931      1,194        915        957
               -------------------------------------------------------
  Non-interest
   income           1,078      1,055      1,162      1,166      1,019
Non-interest
 expense            5,674      5,543      5,560      5,392      5,349
               -------------------------------------------------------
Income before
 income taxes       2,879      3,015      3,149      3,440      3,137
Provision for
 income taxes         926        913      1,076      1,342      1,085
               -------------------------------------------------------
Net income         $1,953     $2,102     $2,073     $2,098     $2,052
               =======================================================


Per share:
Net income -
 basic              $0.36      $0.39      $0.38      $0.39      $0.38
Net income -
 diluted            $0.35      $0.38      $0.37      $0.38      $0.36
Weighted
 average shares
 used in Basic
 EPS
 calculation    5,458,397  5,448,820  5,446,100  5,410,370  5,373,936
Weighted
 average shares
 used in
 Diluted EPS
 calculation    5,614,468  5,585,527  5,588,019  5,564,236  5,642,716
Cash dividends
 per share          $0.13      $0.13      $0.13      $0.13      $0.13
Book value at
 period-end        $12.40     $12.08     $11.87     $11.51     $11.06
Tangible Book
 value at
 period-end        $11.22     $10.89     $10.67     $10.29      $9.82
Ending shares   5,460,393  5,449,593  5,447,643  5,418,843  5,384,843

Financial
 ratios
Return on
 average assets      0.68%      0.73%      0.73%      0.74%      0.72%
Return on
 average equity     11.66%     12.81%     13.04%     14.02%     13.76%
Average equity
 to average
 assets
 (leverage
 ratio)              5.81%      5.73%      5.64%      5.29%      5.23%
Net interest
 margin              2.81%      2.88%      2.85%      2.83%      2.81%
Efficiency
 ratio              66.00%     64.20%     62.54%     61.83%     62.86%

Period averages
Total assets   $1,143,344 $1,135,802 $1,131,525 $1,147,547 $1,132,138
Securities and
 trading assets  $317,809   $329,143   $357,127   $388,578   $400,823
Total loans,
 net of
 allowance       $748,376   $730,840   $697,804   $684,183   $659,093
Total earning
 assets        $1,092,419 $1,085,258 $1,082,200 $1,100,599 $1,086,463
Total deposits   $713,173   $704,644   $694,226   $674,124   $672,020
Total equity      $66,457    $65,102    $63,781    $60,700    $59,181




Consolidated Financial Data - Harrington West Financial Group, Inc.
(unaudited)

                                    Quarter Ended
               -------------------------------------------------------
                Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,   Dec. 31,
(In thousands,    2006       2006       2006       2006       2005
 except per
 share data)
----------------------------------------------------------------------
Balance sheet
 at period-end
Cash and due
 from banks       $21,178    $16,181    $16,508    $18,540    $19,312
Investments and
 fed funds sold   310,635    321,512    327,329    367,127    388,407
Loans, before
 allowance for
 loan losses      762,947    749,144    721,790    689,668    678,551
Allowance for
 loan losses       (5,914)    (5,845)    (5,614)    (5,800)    (5,661)
Goodwill and
 core deposit
 intangibles        6,431      6,494      6,557      6,620      6,683
Other assets       59,196     58,715     58,983     57,898     52,895
               -------------------------------------------------------
 Total assets  $1,154,473 $1,146,201 $1,125,553 $1,134,053 $1,140,187
               =======================================================

Interest
 bearing
 deposits        $677,767   $654,342   $663,168   $645,390   $619,213
Non-interest
 bearing
 deposits          54,990     54,117     47,954     51,373     49,932
Other
 borrowings       347,915    364,662    343,856    369,908    403,787
Other
 liabilities        6,103      7,225      5,898      5,024      7,681
Shareholders'
 equity            67,698     65,855     64,677     62,358     59,574
               -------------------------------------------------------

 Total
  liabilities
  and
  shareholders'
  equity       $1,154,473 $1,146,201 $1,125,553 $1,134,053 $1,140,187
               =======================================================

Asset quality
 and capital -
 at period-end
Non-accrual
 loans                 $-         $-         $-         $-         $-
Loans past due
 90 days or
 more                  98        101          -        466          -
Other real
 estate owned           -      1,071      1,021      1,050          -
               -------------------------------------------------------
 Total non
  performing
  assets              $98     $1,172     $1,021     $1,516         $-
               =======================================================

Allowance for
 losses to
 loans               0.78%      0.78%      0.78%      0.84%      0.83%
Non-accrual
 loans to total
 loans               0.00%      0.00%      0.00%      0.00%      0.00%
Non-performing
 assets total
 assets              0.01%      0.10%      0.09%      0.13%      0.00%




Consolidated Financial Data - Harrington West Financial Group, Inc.
(unaudited)


                                            Three months ended
(In thousands)                              December 31, 2006
                                    ----------------------------------
                                       Balance      Income   Rate (6)
                                    ----------------------------------
Interest earning assets:
 Loans receivable (1)                   $748,376    $14,708      7.85%
 FHLB stock                               14,557        219      5.97%
 Securities and trading account
  assets (2)                             317,809      4,261      5.36%
 Cash and cash equivalents (3)            11,677         62      2.11%
                                    -------------  ---------
   Total interest earning assets       1,092,419     19,250      7.04%
                                                   ---------
Non-interest-earning assets               50,925
                                    -------------
     Total assets                     $1,143,344
                                    =============

Interest bearing liabilities:
 Deposits:
   NOW and money market accounts         $96,621       $611      2.51%
   Passbook accounts and
    certificates of deposit              564,669      6,747      4.74%
                                    -------------  ---------
     Total deposits                      661,290      7,358      4.41%

 FHLB advances (4)                       267,565      3,326      4.93%
   Reverse repurchase agreements          63,156        447      2.77%
   Other borrowings (5)                   25,774        569      8.64%
                                    -------------  ---------
     Total interest-bearing
      liabilities                      1,017,785     11,700      4.54%
                                                   ---------
Non-interest-bearing deposits             51,883
Non-interest-bearing liabilities           7,219
                                    -------------
     Total liabilities                 1,076,887
Stockholders' equity                      66,457
                                    -------------
 Total liabilities and stockholders'
  equity                              $1,143,344
                                    =============
Net interest-earning assets
 (liabilities)                           $74,634
                                    =============

Net interest income/interest rate
 spread                                              $7,550      2.50%
                                                   ========= =========
Net interest margin                                              2.81%
                                                             =========

Ratio of average interest-earning
 assets to average interest-bearing
 liabilities                                                   107.33%
                                                             =========



                                              Three months ended
(In thousands)                                December 31, 2005
                                       -------------------------------
                                         Balance    Income   Rate (6)
                                       -------------------------------
Interest earning assets:
 Loans receivable (1)                    $659,093   $11,641      7.05%
 FHLB stock                                16,293       193      4.70%
 Securities and trading account assets
  (2)                                     400,823     4,856      4.85%
 Cash and cash equivalents (3)             10,254        48      1.86%
                                       ----------- ---------
   Total interest earning assets        1,086,463    16,738      6.15%
                                                   ---------
Non-interest-earning assets                45,675
                                       -----------
     Total assets                      $1,132,138
                                       ===========

Interest bearing liabilities:
 Deposits:
   NOW and money market accounts         $117,873      $562      1.89%
   Passbook accounts and certificates
    of deposit                            504,099     4,291      3.38%
                                       ----------- ---------
     Total deposits                       621,972     4,853      3.10%

 FHLB advances (4)                        308,696     3,444      4.43%
   Reverse repurchase agreements           59,064       447      2.96%
   Other borrowings (5)                    25,774       442      6.71%
                                       ----------- ---------
     Total interest-bearing
      liabilities                       1,015,506     9,186      3.57%
                                                   ---------
Non-interest-bearing deposits              50,048
Non-interest-bearing liabilities            7,403
                                       -----------
     Total liabilities                  1,072,957
Stockholders' equity                       59,181
                                       -----------
 Total liabilities and stockholders'
  equity                               $1,132,138
                                       ===========
Net interest-earning assets
 (liabilities)                            $70,957
                                       ===========

Net interest income/interest rate
 spread                                              $7,552      2.58%
                                                   ========= =========
Net interest margin                                              2.81%
                                                             =========

Ratio of average interest-earning
 assets to average interest-bearing
 liabilities                                                   106.99%
                                                             =========



 1) Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.
 2) Consists of securities classified as available for sale, held to maturity and trading account assets. Excludes SFAS 115 adjustments to fair value, which are included in other assets.
 3) Consists of cash and due from banks and Federal funds sold.
 4) Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.
 5) Consists of other debt and a note payable under a revolving line of credit.
 6) Annualized.




Consolidated Financial Data - Harrington West Financial Group, Inc.
(unaudited)


                                            Twelve Months Ended
(In thousands)                              December 31, 2006
                                    ----------------------------------
                                       Balance      Income     Rate
                                    ----------------------------------
Interest earning assets:
 Loans receivable (1)                    $715,520   $54,963      7.68%
 FHLB stock                                15,395       826      5.37%
 Securities and trading account
  assets (2)                              347,917    18,051      5.19%
 Cash and cash equivalents (3)             11,252       255      2.27%
                                    -------------- ---------
   Total interest earning assets        1,090,084    74,095      6.80%
                                                   ---------
Non-interest-earning assets                49,316
                                    --------------
     Total assets                      $1,139,400
                                    ==============

Interest bearing liabilities:
 Deposits:
   NOW and money market accounts          $99,226    $2,214      2.23%
   Passbook accounts and
    certificates of deposit               548,784    23,376      4.26%
                                    -------------- ---------
     Total deposits                       648,010    25,590      3.95%

 FHLB advances (4)                        286,452    13,912      4.86%
   Reverse repurchase agreements           60,212     1,772      2.90%
   Other borrowings (5)                    25,774     2,067      7.91%
                                    -------------- ---------
     Total interest-bearing
      liabilities                       1,020,448    43,341      4.23%
                                                   ---------
Non-interest-bearing deposits              48,660
Non-interest-bearing liabilities            6,265
                                    --------------
     Total liabilities                  1,075,373
Stockholders' equity                       64,027
                                    --------------
 Total liabilities and stockholders'
  equity                               $1,139,400
                                    ==============
Net interest-earning assets
 (liabilities)                            $69,636
                                    ==============

Net interest income/interest rate
 spread                                             $30,754      2.57%
                                                   ========= =========
Net interest margin                                              2.84%
                                                             =========
 Ratio of average interest-earning
  assets to average interest-bearing
  liabilities                                                  106.82%
                                                             =========



                                            Twelve Months Ended
(In thousands)                              December 31, 2005
                                    ----------------------------------
                                      Balance      Income      Rate
                                    ----------------------------------
Interest earning assets:
 Loans receivable (1)                  $636,490     $43,269      6.80%
 FHLB stock                              16,237         709      4.37%
 Securities and trading account
  assets (2)                            408,753      17,914      4.38%
 Cash and cash equivalents (3)            9,602         164      1.71%
                                    ------------ -----------
   Total interest earning assets      1,071,082      62,056      5.79%
                                                 -----------
Non-interest-earning assets              38,813
                                    ------------
     Total assets                    $1,109,895
                                    ============

Interest bearing liabilities:
 Deposits:
   NOW and money market accounts       $119,742      $1,945      1.62%
   Passbook accounts and
    certificates of deposit             475,374      13,723      2.89%
                                    ------------ -----------
     Total deposits                     595,116      15,668      2.63%

 FHLB advances (4)                      314,066      12,732      4.05%
   Reverse repurchase agreements         69,720       1,928      2.77%
   Other borrowings (5)                  25,774       1,570      6.09%
                                    ------------ -----------
     Total interest-bearing
      liabilities                     1,004,676      31,898      3.16%
                                                 -----------
Non-interest-bearing deposits            41,579
Non-interest-bearing liabilities          6,564
                                    ------------
     Total liabilities                1,052,819
Stockholders' equity                     57,076
                                    ------------
 Total liabilities and
  stockholders' equity               $1,109,895
                                    ============
Net interest-earning assets
 (liabilities)                          $66,406
                                    ============

Net interest income/interest rate
 spread                                             $30,158      2.63%
                                                 =========== =========
Net interest margin                                              2.83%
                                                             =========
 Ratio of average interest-earning
  assets to average interest-
  bearing liabilities                                          106.61%
                                                             =========



 1) Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.
 2) Consists of securities classified as available for sale, held to maturity and trading account assets. Excludes SFAS 115 adjustments to fair value, which are included in other assets.
 3) Consists of cash and due from banks and Federal funds sold.
 4) Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.
 5) Consists of other debt and a note payable under a revolving line of credit.

    CONTACT: Harrington West Financial Group, Inc.
             Craig J. Cerny, 480/596-6555
             or
             For share transfer information contact:
             Lisa F. Watkins 805/688-6644